EXHIBIT 99.2

XTO ENERGY INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of XTO Energy Inc. The pro forma consolidated balance sheet as of June 30, 2007 has been prepared as if the Dominion acquisition closed on June 30, 2007. The pro forma consolidated income statement for the year ended December 31, 2006 has been prepared as if the Dominion acquisition closed on January 1, 2006. The pro forma consolidated income statement for the six months ended June 30, 2007 has been prepared as if the Dominion acquisition closed on January 1, 2007. The pro forma consolidated income statement for the six months ended June 30, 2006 has been prepared as if the Dominion acquisition closed on January 1, 2006.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statements due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2006 included in our 2006 Form 10-K, our unaudited consolidated financial statements and related notes for the six months ended June 30, 2007 and 2006 included in our Form 10-Q for the quarter ended June 30, 2007 and the statements of revenues and direct operating expenses of the assets acquired from Dominion for the year ended December 31, 2006 and the six months ended June 30, 2007 and 2006.

XTO ENERGY INC.

Pro Forma Consolidated Balance Sheet (Unaudited)

June 30, 2007

		Pro Forma Adjustments
	Historical	Dominion Acquisition (Note 2)		Pro Forma
(in millions, except shares)
ASSETS
Total Current Assets	$1,938	$(742)	a)	$1,196

Property and Equipment, at cost - successful		2,520	(a)
efforts method	15,600	32	(b)	18,152
Accumulated depreciation, depletion and amortization	(3,250)	—		(3,250)

Net Property and Equipment	12,350	2,552		14,902

Other Assets	464	—		464

TOTAL ASSETS	$14,752	$1,810		$16,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total Current Liabilities	$1,147	$—		$1,147

Long-term Debt	3,552	1,778	(a)	5,330

Other Long-term Liabilities	2,653	32	(b)	2,685

Stockholders’ Equity:
Common stock ($0.01 par value, 1,000,000,000 shares authorized, 389,791,116 shares issued)	4	—		4
Additional paid-in capital	3,123	—		3,123
Treasury stock, at cost (3,967,061 shares)	(126)	—		(126)
Retained earnings	4,166	—		4,166
Accumulated other comprehensive income	233	—		233

Total Stockholders’ Equity	7,400	—		7,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,752	$1,810		$16,562

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Year Ended December 31, 2006

		Pro Forma Adjustments (Note 2)
	Historical	Dominion Acquisition (c)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$3,490	$505	$—		$3,995
Oil and condensate	1,002	69	—		1,071
Gas gathering, processing and marketing	86	5	—		91
Other	(2)	57	—		55

Total Revenues	4,576	636	—		5,212

EXPENSES
Production	491	68	—		559
Taxes, transportation and other	372	58	—		430
Exploration	22	—	—		22
Depreciation, depletion and amortization	875	—	238	(d)	1,113
Accretion of discount in asset retirement obligation	16	—	2	(e)	18
Gas gathering and processing	41	—	—		41
General and administrative	189	—	—		189
Derivative fair value (gain) loss	(102)	—	—		(102)

Total Expenses	1,904	126	240		2,270

OPERATING INCOME	2,672	510	(240)		2,942

OTHER (INCOME) EXPENSE
Gain on distribution of royalty trust units	(469)	—	—		(469)
Interest expense, net	180	—	113	(f)	293

Total Other (Income) Expense	(289)	—	113		(176)

INCOME BEFORE INCOME TAX	2,961	510	(353)		3,118
Income tax expense	1,101	—	58	(g)	1,159

NET INCOME	$1,860	$510	$(411)		$1,959

EARNINGS PER COMMON SHARE
Basic	$5.10				$5.13

Diluted	$5.03				$5.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	364.8		17.3	(h)	382.1

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Six Months Ended June 30, 2007

		Pro Forma Adjustments (Note 2)
	Historical	Dominion Acquisition (c)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$1,891	$233	$—		$2,124
Oil and condensate	555	29	—		584
Gas gathering, processing and marketing	52	2	—		54
Other	—	19	—		19

Total Revenues	2,498	283	—		2,781

EXPENSES
Production	275	38	—		313
Taxes, transportation and other	188	32	—		220
Exploration	11	—	—		11
Depreciation, depletion and amortization	505	—	120	(d)	625
Accretion of discount in asset retirement obligation	11	—	1	(e)	12
Gas gathering and processing	41	—	—		41
General and administrative	108	—	—		108
Derivative fair value (gain) loss	(13)	—	—		(13)

Total Expenses	1,126	70	121		1,317

OPERATING INCOME	1,372	213	(121)		1,464

OTHER EXPENSE
Interest expense, net	94	—	57	(f)	151

INCOME BEFORE INCOME TAX	1,278	213	(178)		1,313
Income tax expense	463	—	13	(g)	476

NET INCOME	$815	$213	$(191)		$837

EARNINGS PER COMMON SHARE
Basic	$2.21				$2.18

Diluted	$2.17				$2.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	369.4		14.9	(h)	384.3

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Pro Forma Consolidated Income Statement (Unaudited)

For the Six Months Ended June 30, 2006

		Pro Forma Adjustments (Note 2)
	Historical	Dominion Acquisition (c)	Other		Pro Forma
(in millions, except per share data)
REVENUES
Gas and natural gas liquids	$1,743	$265	$—		$2,008
Oil and condensate	484	35	—		519
Gas gathering, processing and marketing	53	3	—		56
Other	1	30	—		31

Total Revenues	2,281	333	—		2,614

EXPENSES
Production	243	31	—		274
Taxes, transportation and other	190	33	—		223
Exploration	9	—	—		9
Depreciation, depletion and amortization	407	—	117	(d)	524
Accretion of discount in asset retirement obligation	8	—	1	(e)	9
Gas gathering and processing	14	—	—		14
General and administrative	115	—	—		115
Derivative fair value (gain) loss	(50)	—	—		(50)

Total Expenses	936	64	118		1,118

OPERATING INCOME	1,345	269	(118)		1,496

OTHER (INCOME) EXPENSE
Gain on distribution of royalty trust units	(469)	—	—		(469)
Interest expense, net	87	—	57	(f)	144

Total Other (Income) Expense	(382)	—	57		(325)

INCOME BEFORE INCOME TAX	1,727	269	(175)		1,821
Income tax expense	663	—	34	(g)	697

NET INCOME	$1,064	$269	$(209)		$1,124

EARNINGS PER COMMON SHARE
Basic	$2.93				$2.95

Diluted	$2.88				$2.91

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	363.8		17.3	(h)	381.1

See Accompanying Notes to Pro Forma Consolidated Financial Statements.

XTO ENERGY INC.

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1.	Basis of Presentation

On July 31, 2007, XTO Energy Inc. completed its previously announced purchase of natural gas and oil properties from Dominion Resources, Inc., Dominion Energy, Inc., Dominion Oklahoma Texas Exploration & Production, Inc. and Dominion Reserves, Inc. and their affiliates (“Dominion”), pursuant to the Gulf Coast/Rockies/San Juan Package Purchase Agreement between Dominion and XTO Energy Inc. dated as of June 1, 2007 (“Purchase Agreement”). Closing occurred on July 31, 2007, at a price of $2.5 billion, which includes adjustments for typical closing effects. Post-closing adjustments regarding final net revenues, volume balancing and other effects will be made within eight months. The purchase was funded through the issuance of 17.25 million shares of our common stock in June 2007 for net proceeds of $1.0 billion, the issuance of $1.25 billion of senior notes in July 2007 and with borrowings under our commercial paper program, which was repaid with a portion of the proceeds from the issuance of $1.0 billion of senior notes in August 2007.

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of XTO Energy Inc. The pro forma consolidated balance sheet as of June 30, 2007 has been prepared as if the Dominion acquisition closed on June 30, 2007. The pro forma consolidated income statement for the year ended December 31, 2006 has been prepared as if the Dominion acquisition closed on January 1, 2006. The pro forma consolidated income statement for the six months ended June 30, 2007 has been prepared as if the Dominion acquisition closed on January 1, 2007. The pro forma consolidated income statement for the six months ended June 30, 2006 has been prepared as if the Dominion acquisition closed on January 1, 2006. These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates because of exclusion of certain operating and overhead expenses.

2.	Pro Forma Adjustments

Pro forma adjustments necessary to adjust the consolidated balance sheet for the Dominion acquisition are as follows:

(a)	To record the acquisition of the properties for a total purchase price of $2.5 billion, $1.0 billion of which was funded through the June 2007 issuance of 17.25 million shares of our common stock and the remainder from issuances of $2.25 billion of senior notes.

(b)	To record the estimated asset retirement obligation related to the properties acquired.

Pro Forma adjustments necessary to adjust the consolidated income statements for the Dominion acquisition are as follows:

(c)	To record the historical revenue and direct operating expenses.

(d)	To record estimated depreciation and depletion expense using the unit-of-production method, based on estimated proved reserves and the adjusted purchase price of properties acquired.

(e)	To record accretion of discount expense related to the estimated asset retirement obligation for the properties acquired.

(f)	To record interest expense related to long-term debt of $1.8 billion used to partially finance the acquisition, based on the weighted average interest rate for $2.25 billion of senior notes offered in July 2007 and August 2007.

(g)	To record income tax expense for acquisition net income, as pro forma adjusted, at a 36.7% effective tax rate.

(h)	To increase weighted average shares outstanding related to the June 2007 issuance of 17.25 million shares of common stock used to fund $1.0 billion of the purchase price.

3.	Pro Forma Supplemental Oil and Gas Reserve Information

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

Pro forma reserve estimates at December 31, 2006 are based on reports prepared by independent petroleum engineers for proved reserves of XTO Energy and for proved reserves of the Dominion acquisition, using December 31, 2006 prices and costs.

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

Pro Forma Proved Oil and Gas Reserves at December 31, 2006

	Gas (Mcf)	Natural Gas Liquids (Bbls)	Oil (Bbls) (a)	Natural Gas Equivalents (Mcf)
(in millions)
Proved reserves	7,931.2	53.0	222.4	9,583.5
Proved developed reserves	5,214.6	40.1	174.5	6,502.0

(a)	Includes an insignificant amount of natural gas liquids from Dominion. XTO was unable to obtain separate reserve amounts for the Dominion natural gas liquids.

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Year-end prices are not adjusted for the effect of hedge derivatives. Discounted future net cash flows are calculated using a 10% rate.

The standardized measure does not represent our estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 2006

(in millions)
Future cash inflows	$56,729
Future costs:
Production	(16,074)
Development	(4,743)

Future net cash inflows before income tax	35,912
Future income tax	(11,525)

Future net cash flows	24,387
10% annual discount	(12,485)

Standardized measure of discounted future net cash flows	$11,902

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

(in millions)
Standardized measure at January 1, 2006	$19,292

Revisions:
Prices and costs	(12,530)
Quantity estimates	1,100
Accretion of discount	1,866
Future development costs	(2,481)
Income tax	4,874
Production rates and other	(85)

Net revisions	(7,256)
Extensions, additions and discoveries	2,243
Production	(4,091)
Development costs	1,977
Purchases in place	396
Sales in place	(659)

Net change	(7,390)

Standardized measure at December 31, 2006	$11,902